United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 15, 2026

Fidelity National Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Nevada	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure
On September 15, 2026, Fidelity National Financial, Inc. (the "Company"), participated in a fireside chat at the Barclays Global Financial Services Conference. During the question and answer session, the Company provided year-over-year metrics for the Company's refinance opened orders for July and August 2026.
The Company is filing this Current Report on Form 8-K to correct the year-over-year refinance opened order metrics for July and August 2026 as follows:

–July 2026: Refinance opened orders were up approximately 15% year-over-year.
–August 2026: Refinance opened orders were down approximately 5% year-over-year.

During the question and answer session, the Company stated that July 2026 refinance opened orders were down 5% year-over-year and that August 2026 refinance opened orders were down in the mid-30% range.

The Company is furnishing this information to ensure that investors and other market participants have accurate information regarding this matter. This clarification does not affect the Company's previously announced financial results or filings with the Securities and Exchange Commission.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	September 16, 2026	By:	/s/ Anthony J. Park
			Name:	Anthony J. Park
			Title:	Chief Financial Officer